Exhibit 99.1

Contact:
Susan Spivak Bernstein
Senior Vice President, Investor Relations
212.607.8835

ARGO GROUP REPORTS THIRD QUARTER NET INCOME OF $44.7 MILLION, OR $1.69 PER DILUTED SHARE

HAMILTON, Bermuda (October 30, 2014) – Argo Group International Holdings, Ltd. (NASDAQ: AGII) today announced financial results for the three and nine months ended September 30, 2014.

Results for the third quarter of 2014 were solid," said Argo Group CEO Mark E. Watson III.  “Our underwriting margins continue to steadily improve. Top line growth was modest as we continue to focus on our higher margin businesses while reducing in areas where we do not see sufficiently attractive returns.”

HIGHLIGHTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2014:
•	Net income was $44.7 million or $1.69 per diluted share, compared to $31.0 million or $1.12 per diluted share for the third quarter of 2013.
•	After-tax operating income was $23.5 million or $0.89 per diluted share, compared to $22.1 million or $0.80 per diluted share for the third quarter of 2013.
•
Gross written premiums were $497.2 million compared to $495.1 million for the third quarter of 2013, while net written premiums increased to $380.5 million from $369.9 million for the third quarter of 2013 after deduction of other reinsurance-related expenses.

•	The combined ratio was 96.4% compared to 97.5% for the third quarter of 2013.
•
Net favorable prior-year reserve development was $3.1 million (benefiting the combined ratio by 0.9 points), compared with $4.2 million (benefiting the combined ratio by 1.3 points) for the third quarter of 2013.

•	Estimated pre-tax catastrophe losses were $5.5 million or 1.7 points on the combined ratio, compared to $11.3 million or 3.6 points for the third quarter of 2013.
•	The current accident year loss ratio excluding catastrophes was 56.0%, compared to 56.3% in the third quarter of 2013.
•	Book value per share increased to $62.99, up 0.3% from $62.80 at June 30, 2014, and up 6.8% from $58.96 at December 31, 2013.
•	During the quarter the Company repurchased $10.8 million or 206,710 shares of its common stock at an average price of $52.12, which represents 0.8% of net shares outstanding at June 30, 2014.

- more -

Argo House	T 441 296 5858
110 Pitts Bay Road	F 441 296 6162
Pembroke, Bermuda HM08
www.argolimited.com

HIGHLIGHTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014:
•	Net income was $123.5 million or $4.63 per diluted share, compared to $95.4 million or $3.41 per diluted share for the first nine months of 2013.
•	After-tax operating income was $72.3 million or $2.72 per diluted share, compared to $62.7 million or $2.24 per diluted share for the first nine months of 2013.
•
Gross written premiums were $1.480 billion, compared to $1.476 billion for the first nine months of 2013, while net written premiums increased to $1.056 billion from $1.029 billion for the first nine months of 2013 after deduction of other reinsurance-related expenses.

•	The combined ratio was 96.0%, compared to 98.3% for the first nine months of 2013.
•
Net favorable prior-year reserve development was $26.4 million (benefiting the combined ratio by 2.6 points), compared to $21.5 million (benefiting the combined ratio by 2.3 points) for the first nine months of 2013.

•	Estimated pre-tax catastrophe losses were $13.9 million or 1.5 points on the combined ratio, compared to $22.9 million or 2.5 points for the first nine months of 2013.
•	The current accident year loss ratio excluding catastrophes was 57.2%, compared to 58.2% for the first nine months of 2013.
•
In the first nine months of 2014, the Company repurchased $42.2 million or 882,010 shares of its common stock at an average share price of $47.80, which represents 3.3% of net shares outstanding at December 31, 2013.

•	At September 30, 2014, cash and investments totaled $4.2 billion with a net pre-tax unrealized gain of approximately $240.2 million.
Notes:
All per share amounts, except share repurchase figures, are adjusted for the 10% stock dividend that was paid on June 17, 2013, to stockholders of record on June 3, 2013.
All references to catastrophe losses are pre-tax and net of reinsurance and estimated reinstatement premiums.  Point impacts on the combined ratio are calculated as the difference between the reported combined ratio and the combined ratio excluding incurred catastrophe losses and associated reinstatement premiums.
After-tax operating income is defined as net income at an assumed 20% effective tax rate excluding net realized investment gains/losses and foreign currency exchange gains/losses.

FINANCIAL HIGHLIGHTS BY SEGMENT

Excess and Surplus Lines Segment

The Excess and Surplus Lines segment in the third quarter reported gross written premiums of $146.5 million, up $7.1 million or 5.1%, compared to $139.4 million in the third quarter of 2013. Growth in higher margin businesses was partially offset by competitive market conditions and premium reductions as we continue to reduce the Commercial Auto book.  Net written premiums were up 7.9% to $121.5 million, and earned premiums were up 0.5% to $121.2 million, when compared to the third quarter of 2013.  Underwriting income was $20.3 million for the quarter, compared to $21.2 million for the third quarter of 2013.  The third quarter 2014 combined ratio of 83.4% compares to 82.2% for the prior-year quarter.  Net favorable prior-year reserve development was $12.9 million for the third quarter of 2014, benefitting the combined ratio by 10.6 points, compared to $12.4 million or 10.4 points for the third quarter of 2013.  Catastrophe losses for the quarter were $0.5 million or 0.4 points on the combined ratio, compared to catastrophe losses of $1.0 million or 0.8 points for the third quarter of 2013.  The third quarter 2014 loss ratio, excluding catastrophe losses and reserve development, was 58.6% compared to 59.2% for the third quarter of 2013.

For the nine months ended September 30, 2014, gross written premiums were up 4.4% to $462.3 million, net written premiums were up 4.5% to $367.1 million, and earned premiums were up 8.8% to $363.9 million, when compared to the first nine months of 2013.  For the first nine months of 2014, underwriting income was $53.5 million compared to $33.1 million for the first nine months of 2013. For the nine months ended September 30, 2014, net favorable prior-year reserve development was $34.6 million, benefitting the combined ratio by 9.5 points, compared to $26.8 million or 8.0 points for the first nine months of 2013.  Catastrophe losses for the first nine months of 2014 were $2.9 million or 0.8 points on the combined ratio, compared to catastrophe losses of $4.4 million or 1.3 points for the first nine months of 2013. The first nine months 2014 loss ratio, excluding catastrophe losses and reserve development, was 60.3% compared to 61.3% for the first nine months of 2013.

Commercial Specialty

The Commercial Specialty segment reported gross written premiums of $138.7 million compared to $138.6 million for the third quarter of 2013.  Growth at Argo Surety and Rockwood, our mining business, was offset by modest declines in premium at Argo Insurance and Trident, our Public Entity business.  Net written premiums were up 2.3% to $103.2 million, and earned premiums were down 2.5% to $72.7 million, when compared to the third quarter of 2013.  Underwriting income was $3.0 million compared to $6.4 million for the third quarter of 2013.  The third quarter 2014 combined ratio was 95.9% compared to 91.5% for the prior-year quarter. Prior accident year development was negligible for the third quarter of 2014 compared to unfavorable prior-year reserve development of $0.3 million, representing 0.4 points on the combined ratio for the third quarter of 2013.  Losses from catastrophes were $1.0 million or 1.4 points on the combined ratio, compared to $1.0 million or 1.4 points for the third quarter of 2013. The third quarter 2014 loss ratio, excluding catastrophe losses and reserve development, was 58.5%, compared to 59.6% for the third quarter of 2013.

For the nine months ended September 30, 2014, gross written premiums were down 0.6% to $328.2 million, net written premiums were down 0.3% to $226.9 million, and earned premiums were down by 4.3% to $215.5 million, when compared to the first nine months of 2013. The first nine months of 2014 produced an underwriting loss of $0.5 million, compared to underwriting income of $4.6 million for the first nine months of 2013. For the nine months ended September 30, 2014, net unfavorable prior-year reserve development was $5.2 million and represented 2.4 points on the combined ratio, compared to net unfavorable prior-year reserve development of $0.4 million or 0.2 points for the first nine months of 2013.  Catastrophe losses for the first nine months of 2014 were $5.0 million or 2.4 points on the combined ratio, compared to catastrophe losses of $3.7 million or 1.6 points for the first nine months of 2013.  The first nine months 2014 loss ratio, excluding catastrophe losses and reserve development, was 59.9%, compared to 62.3% for the first nine months of 2013.

- more -

International Specialty

The International Specialty segment reported gross written premiums of $64.0 million in the third quarter, down $4.8 million or 7.0% from the third quarter of 2013.  The decline in premium relates primarily to increased competition in our short-tail reinsurance business.  Net written premiums were down 8.6% to $38.0 million, and earned premiums were up 1.4% to $38.0 million, when compared to the third quarter of 2013. Underwriting income was $2.5 million for the quarter, compared to an underwriting loss of $1.1 million for the third quarter of 2013, reflecting a combined ratio of 93.1% compared to 102.9% in the prior-year quarter. Net favorable prior-year reserve development was $0.5 million for the third quarter of 2014, benefitting the combined ratio by 1.4 points, compared to $1.2 million or 3.4 points for the third quarter of 2013.  Catastrophe losses for the quarter were $4.0 million or 12.1 points on the combined ratio, compared to catastrophe losses of $9.3 million or 27.4 points in the third quarter of 2013.  The third quarter 2014 loss ratio, excluding catastrophe losses and reserve development, was 47.6% compared to 49.3% for the third quarter of 2013.

For the nine months ended September 30, 2014, gross written premiums were up 0.6% to $244.6 million, net written premiums were up 0.2% to $135.6 million, and earned premiums were up 5.6% to $112.6 million, when compared to the first nine months of 2013.  Underwriting income was $12.6 million for the first nine months of 2014 compared to $4.1 million in the comparable period of 2013.  Net favorable prior-year reserve development was $0.1 million for the first nine months of 2014 and represented 0.1 points on the combined ratio, compared to favorable prior-year reserve development of $0.6 million, benefiting the combined ratio by 0.6 points in the same nine month period of 2013. Catastrophe losses for the first nine months of 2014 were $6.0 million or 5.8 points on the combined ratio, compared to catastrophe losses of $14.8 million or 15.5 points for the first nine months of 2013. The first nine months 2014 loss ratio, excluding catastrophe losses and reserve development, was 46.8% compared to 46.6% for the first nine months of 2013.

Syndicate 1200

Syndicate 1200 reported gross written premiums of $146.7 million in the third quarter, down $1.0 million or 0.7% from the third quarter of 2013. The decline in premium reflects continued pressure on premium rates in the Lloyd’s market, particularly in property related lines. Net written premiums were down 2.0% to $116.5 million, and earned premiums were up 7.3% to $104.4 million, when compared to the third quarter of 2013.  Underwriting income was $7.2 million for the quarter, compared to $5.5 million for the third quarter of 2013, reflecting a combined ratio of 93.1% compared with 94.3% in the prior-year quarter.  Net favorable prior-year reserve development was less than $1 million in both the third quarter of 2014 and the prior year. There was no impact from catastrophes in the current quarter or in the third quarter of 2013.  The third quarter 2014 loss ratio, excluding catastrophe losses and reserve development, was 54.9% compared to 53.0% in the third quarter of 2013.

- more -

For the nine months ended September 30, 2014, gross written premiums were down 3.2% to $443.8 million, net written premiums were down 1.3% to $324.5 million, and earned premiums were up 3.5 % to $305.9 million, when compared to the first nine months of 2013.  Underwriting income was $27.4 million compared to $18.4 million for the first nine months of 2013. For the nine months ended September 30, 2014, net favorable prior-year reserve development was $15.8 million, benefitting the combined ratio by 5.2 points compared to $4.1 million or 1.4 points for the first nine months of 2013.  There was no impact from catastrophes in the first nine months of 2014 or 2013. The first nine months 2014 loss ratio, excluding catastrophe losses and reserve development, was 55.6% compared to 55.6% for the first nine months of 2013.

Run-off Segment – Argo Group’s Run-off segment includes financial results for (a) asbestos and environmental liabilities; (b) the former Risk Management segment; and (c) the legacy operations from the predecessor Bermuda operation. For the third quarter of 2014, the Run-off segment produced a pre-tax operating loss of $8.3 million compared to a pre-tax operating loss of $9.1 million for the third quarter of 2013. The unfavorable prior-year loss development in the third quarter of 2014 included $6.0 million of unfavorable development in asbestos driven by increased defense costs on policies written on a direct basis, and $4.6 million of unfavorable development primarily from one large workers compensation claim.

CONFERENCE CALL

Argo Group management will conduct an investor conference call tomorrow, October 31, 2014, starting at 10 a.m. EST (11 a.m. AST).

A live webcast of the conference call can be accessed by visiting http://services.choruscall.com/links/agii141031.html. Participants inside the U.S. can access the call by phone by dialing (877) 291-5203.  Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610. A webcast replay will be available shortly after the conference call and can be accessed at http://services.choruscall.com/links/agii141031.html. In addition, a telephone replay of the call will be available through December 31, 2014, to callers from inside the U.S. by dialing (877) 344-7529 (conference # 10054219). Callers dialing from outside the U.S. can access the telephone replay by dialing (412) 317-0088 (conference # 10054219).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NASDAQ: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market.  Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, International Specialty and Syndicate 1200.  Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

- more -

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are Òforward-looking statementsÓ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	September 30,	December 31,
	2014	2013
	(unaudited)

Assets
Total investments	$4,111.7	$4,079.2
Cash	73.1	157.4
Accrued investment income	22.2	25.7
Receivables	1,399.0	1,611.9
Goodwill and intangible assets	235.5	239.8
Deferred acquisition costs, net	130.0	113.9
Ceded unearned premiums	227.0	196.3
Other assets	190.1	166.8
Total assets	$6,388.6	$6,591.0

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,062.6	$3,230.3
Unearned premiums	865.4	779.1
Ceded reinsurance payable, net	200.9	354.7
Senior unsecured fixed rate notes	143.8	143.8
Other indebtedness	64.4	66.3
Junior subordinated debentures	172.7	193.3
Other liabilities	251.9	260.5
Total liabilities	4,761.7	5,028.0

Total shareholders' equity	1,626.9	1,563.0
Total liabilities and shareholders' equity	$6,388.6	$6,591.0

Book value per common share	$62.99	$58.96

- more -

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Gross written premiums	$497.2	$495.1	$1,480.4	$1,475.5
Net written premiums	380.5	374.5	1,055.6	1,043.7

Earned premiums	337.6	330.5	999.4	962.2
Net investment income	20.8	24.1	64.7	77.3
Fee income, net	1.6	0.3	0.1	0.5
Net realized investment gains and other	12.9	9.1	42.5	29.6
Total revenue	372.9	364.0	1,106.7	1,069.6

Losses and loss adjustment expenses	191.9	190.9	559.5	554.1
Other reinsurance-related expenses	0.0	4.6	0.0	14.4
Underwriting, acquisition and insurance expenses	133.8	126.7	399.3	378.0
Interest expense	4.9	5.1	15.0	15.1
Foreign currency exchange (gain) loss	(6.0)	3.8	(2.8)	(5.2)
Total expenses	324.6	331.1	971.0	956.4

Income before income taxes	48.3	32.9	135.7	113.2
Provision for income taxes	3.6	1.9	12.2	17.8
Net income	$44.7	$31.0	$123.5	$95.4

Net income per common share (Basic)	$1.72	$1.16	$4.71	$3.54

Net income per common share (Diluted)	$1.69	$1.12	$4.63	$3.41

Weighted Average Common Shares:
Basic	26.0	26.7	26.2	27.0
Diluted	26.4	27.8	26.7	28.0

Loss ratio	56.8%	58.6%	56.0%	58.4%
Expense ratio	39.6%	38.9%	40.0%	39.9%
Combined ratio	96.4%	97.5%	96.0%	98.3%

- more -

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Excess and Surplus Lines
Gross written premiums	$146.5	$139.4	$462.3	$442.8
Net written premiums	121.5	112.6	367.1	351.4
Earned premiums	121.2	120.6	363.9	334.4

Underwriting income	$20.3	$21.2	$53.5	$33.1
Net investment income	8.9	10.2	27.2	32.3
Interest expense	(1.6)	(1.8)	(4.8)	(5.2)
Income before income taxes	$27.6	$29.6	$75.9	$60.2

Loss ratio	48.4	49.7	51.6	54.6
Expense ratio	35.0	32.5	33.7	35.4
GAAP combined ratio	83.4%	82.2%	85.3%	90.0%

Commercial Specialty
Gross written premiums	$138.7	$138.6	$328.2	$330.3
Net written premiums	103.2	100.9	226.9	227.6
Earned premiums	72.7	74.6	215.5	225.1

Underwriting income (loss)	$3.0	$6.4	$(0.5)	$4.6
Net investment income	4.5	5.6	13.8	17.6
Interest expense	(0.8)	(1.0)	(2.4)	(2.8)
Fee expense, net	1.3	(0.9)	(1.7)	(2.1)
Income before income taxes	$8.0	$10.1	$9.2	$17.3

Loss ratio	60.3	61.4	64.7	64.2
Expense ratio	35.6	30.1	35.6	33.8
GAAP combined ratio	95.9%	91.5%	100.3%	98.0%

International Specialty
Gross written premiums	$64.0	$68.8	$244.6	$243.1
Net written premiums	38.0	41.6	135.6	135.3
Earned premiums	38.0	37.5	112.6	106.6

Underwriting income (loss)	$2.5	$(1.1)	$12.6	$4.1
Net investment income	2.3	2.4	6.1	6.4
Interest expense	(0.8)	(0.8)	(2.3)	(2.4)
Income before income taxes	$4.0	$0.5	$16.4	$8.1

Loss ratio	58.3	73.2	52.5	61.5
Expense ratio	34.8	29.7	36.3	34.4
GAAP combined ratio	93.1%	102.9%	88.8%	95.9%

Syndicate 1200
Gross written premiums	$146.7	$147.7	$443.8	$458.7
Net written premiums	116.5	118.9	324.5	328.9
Earned premiums	104.4	97.3	305.9	295.6

Underwriting income	$7.2	$5.5	$27.4	$18.4
Net investment income	2.1	2.5	7.9	8.1
Interest expense	(0.8)	(0.7)	(2.4)	(2.4)
Fee income, net	0.3	1.2	1.8	2.6
Income before income taxes	$8.8	$8.5	$34.7	$26.7

Loss ratio	54.3	52.3	50.5	54.2
Expense ratio	38.8	42.0	40.6	39.5
GAAP combined ratio	93.1%	94.3%	91.1%	93.7%

- more -

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
LOSS RESERVE DATA
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Net prior year development
(Favorable) Unfavorable:
Excess and Surplus Lines	$(12.9)	$(12.4)	$(34.6)	$(26.8)
Commercial Specialty	0.3	0.3	5.2	0.4
International Specialty	(0.5)	(1.2)	(0.1)	(0.6)
Syndicate 1200	(0.6)	(0.6)	(15.8)	(4.1)
Run-off Lines	10.6	9.7	18.9	9.6
Total	$(3.1)	$(4.2)	$(26.4)	$(21.5)

- more -

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME TO NET INCOME
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Income before income taxes:
From operations	$29.4	$27.6	$90.4	$78.4
Foreign currency exchange gain (loss)	6.0	(3.8)	2.8	5.2
Net realized investment gains and other	12.9	9.1	42.5	29.6
Income before income taxes	48.3	32.9	135.7	113.2
Provision for income taxes	3.6	1.9	12.2	17.8
Net income	$44.7	$31.0	$123.5	$95.4

Net income per common share (Diluted)	$1.69	$1.12	$4.63	$3.41

Operating income per common share (Diluted)
At assumed income tax rate:
Income (a)	$1.46	$0.95	$4.07	$3.24
Foreign currency exchange (gain) loss (a)	(0.18)	0.11	(0.08)	(0.15)
Net realized investment gains and other (a)	(0.39)	(0.26)	(1.27)	(0.85)

Operating income per common share (Diluted)	$0.89	$0.80	$2.72	$2.24

(a) Per diluted share at assumed income tax rate of 20%.

# # #